EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Second Quarter 2020 Results
•Maintained quarterly distribution of $0.4714 per unit with a 1.13x trailing twelve-month distribution coverage
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership of $14.9 million, or $0.43 per limited partner unit, for the three months ended June 30, 2020, an increase of $1.2 million compared to second quarter 2019 net income attributable to the Partnership of $13.7 million. The increase in net income attributable to the Partnership was primarily due to higher earnings on ethylene sold to Westlake Chemical Corporation ("Westlake Chemical") from Westlake Chemical OpCo LP ("OpCo") and lower manufacturing and selling, general and administration costs, partially offset by lower ethylene production. Cash flows from operating activities in the second quarter of 2020 were $112.8 million, an increase of $12.6 million compared to second quarter 2019 cash flows from operating activities of $100.2 million. This increase in cash flows from operating activities was primarily attributable to a decrease in working capital. For the three months ended June 30, 2020, MLP distributable cash flow of $16.9 million increased by $0.5 million from second quarter 2019 MLP distributable cash flow of $16.4 million.
Second quarter 2020 net income attributable to the Partnership of $14.9 million decreased by $2.8 million from first quarter 2020 net income attributable to the Partnership of $17.7 million. The decrease in net income attributable to the Partnership was primarily due to lower ethylene production at OpCo. Second quarter 2020 cash flows from operating activities of $112.8 million increased by $1.8 million compared to first quarter 2020 cash flows from operating activities of $111.0 million. Second quarter 2020 MLP distributable cash flow of $16.9 million decreased by $1.4 million compared to first quarter 2020 MLP distributable cash flow of $18.3 million. The decrease in MLP distributable cash flow was primarily due to the lower production at OpCo, partially offset by reduced maintenance capital expenditures.
Net income attributable to the Partnership of $32.6 million, or $0.93 per limited partner unit, for the six months ended June 30, 2020 increased by $3.9 million compared to the first six months of 2019 net income attributable to the Partnership of $28.7 million. The increase in net income attributable to the Partnership as compared to the prior-year period was due to higher earnings on ethylene sold to Westlake Chemical from OpCo, lower manufacturing, selling, general and administrative expenses and interest costs, partially offset by lower ethylene production. Cash flows from operating activities in the first six months of 2020 were $223.7 million, an increase of $10.0 million compared to the first six months of 2019 cash flows from operating activities of $213.7 million. This increase was primarily due to higher earnings during the period. For the six months ended June 30, 2020, MLP distributable cash flow of $35.2 million increased by $1.2 million compared to the first six months of 2019 MLP distributable cash flow of $34.0 million. The increase in MLP distributable cash flow as compared to the prior-year period was primarily attributable to the Partnership's reduced maintenance capital expenditures, partially offset by lower production of ethylene at OpCo and increased turnaround reserves.
"Despite turbulent market conditions that have impacted the overall ethylene value chain, as well as the steep drop in oil prices, we are pleased with the Partnership's performance in the second quarter of 2020. Our long-term ethylene sales agreement with Westlake Chemical continued to deliver reliable earnings and cash flows to the Partnership," said Albert Chao, President and Chief Executive Officer. "Our first priority is to ensure the health and safety of our employees who continue to work diligently to serve our customers who produce essential products in these uncertain times. In these evolving market conditions, we have prioritized bolstering our balance sheet position, while continuing to deliver distributions to our unitholders, allowing us to maintain our financial strength and flexibility. These actions preserve the fundamental value of the Partnership and the opportunities that our four levers of growth can offer."

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On July 31, 2020, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the second quarter of 2020 of $0.4714 per unit to be payable on August 24, 2020 to unitholders of record as of August 10, 2020. MLP distributable cash flow provided trailing twelve-month coverage of 1.13x the declared distributions for the second quarter of 2020.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to levers of growth are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, the COVID-19 pandemic and the response thereto; operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions of Westlake Chemical Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC in February 2020, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.
Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' second quarter 2020 results will be held Thursday, August 6, 2020 at 12:00 PM Eastern Time (11:00 AM Central Time). To access the conference call, dial (855) 765-5686 or (234) 386-2848 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 386 73 18.
A replay of the conference call will be available beginning two hours after its conclusion until 11:59 p.m. Eastern Time on Thursday, August 13, 2020. To hear a replay, dial (855) 859-2056 or (404) 537-3406 for international callers. The replay passcode is 386 73 18.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/98vm6ykf and the earnings release can be obtained via the Partnership web page at: http://investors.wlkpartners.com/CorporateProfile.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Chemical Corporation ("Westlake")	$227,431	$230,047	$442,259	$487,087
Net co-product, ethylene and other sales—third parties	11,069	40,015	46,790	82,061
Total net sales	238,500	270,062	489,049	569,148
Cost of sales	148,470	178,104	295,471	386,536
Gross profit	90,030	91,958	193,578	182,612
Selling, general and administrative expenses	6,139	7,639	12,335	14,612
Income from operations	83,891	84,319	181,243	168,000
Other income (expense)
Interest expense—Westlake	(3,431)	(5,125)	(7,381)	(11,025)
Other income, net	123	1,153	708	1,968
Income before income taxes	80,583	80,347	174,570	158,943
Income tax provision	206	237	423	437
Net income	80,377	80,110	174,147	158,506
Less: Net income attributable to noncontrolling interests in Westlake Chemical OpCo LP ("OpCo")	65,517	66,377	141,540	129,818
Net income attributable to Westlake Partners	$14,860	$13,733	$32,607	$28,688

Net income per limited partners unit attributable to Westlake Partners (basic and diluted)
Common units	$0.43	$0.39	$0.93	$0.85

Distributions declared per unit	$0.4714	$0.4579	$0.9428	$0.9031

MLP distributable cash flow	$16,855	$16,422	$35,192	$33,977

Distributions declared
Limited partner units—publicly and privately held	$9,933	$9,646	$19,867	$19,025
Limited partner units—Westlake	6,657	6,467	13,314	12,754
Total distributions declared	$16,590	$16,113	$33,181	$31,779
EBITDA	$109,827	$112,329	$233,795	$223,669

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$23,618	$19,923
Receivable under the Investment Management Agreement—Westlake	171,391	162,773
Accounts receivable, net—Westlake	42,354	42,847
Accounts receivable, net—third parties	7,007	9,914
Inventories	1,529	2,484
Prepaid expenses and other current assets	65	470
Total current assets	245,964	238,411
Property, plant and equipment, net	1,077,499	1,102,995
Other assets, net	45,564	52,050
Total assets	$1,369,027	$1,393,456

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$31,093	$38,849
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	2,407	2,798
Total liabilities	433,174	441,321
Common unitholders—publicly and privately held	471,392	471,736
Common unitholder—Westlake	48,120	48,350
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	276,940	277,514
Noncontrolling interest in OpCo	658,913	674,621
Total equity	935,853	952,135
Total liabilities and equity	$1,369,027	$1,393,456

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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2020	2019

	(In thousands of dollars)
Cash flows from operating activities
Net income	$174,147	$158,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,844	53,701
Other balance sheet changes	(2,272)	1,465
Net cash provided by operating activities	223,719	213,672
Cash flows from investing activities
Additions to property, plant and equipment	(20,595)	(25,582)
Maturities of investments with Westlake under the Investment Management Agreement	181,000	344,445
Investments with Westlake under the Investment Management Agreement	(190,000)	(336,445)
Other	—	46
Net cash used for investing activities	(29,595)	(17,536)
Cash flows from financing activities
Net proceeds from private placement of common units	—	62,916
Proceeds from debt payable to Westlake	—	123,511
Repayment of debt payable to Westlake	—	(201,445)
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(157,248)	(153,766)
Quarterly distributions to unitholders	(33,181)	(29,623)
Net cash used for financing activities	(190,429)	(198,407)
Net increase (decrease) in cash and cash equivalents	3,695	(2,271)
Cash and cash equivalents at beginning of period	19,923	19,744
Cash and cash equivalents at end of period	$23,618	$17,473

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2020	2019	2020	2019

	(In thousands of dollars)
Net cash provided by operating activities	$110,961	$112,758	$100,173	$223,719	$213,672
Changes in operating assets and liabilities and other	(17,191)	(32,381)	(20,063)	(49,572)	(55,166)
Net Income	93,770	80,377	80,110	174,147	158,506
Add:
Depreciation, amortization and disposition of property, plant and equipment	26,127	26,164	26,903	52,291	54,205
Mark-to-market adjustment loss (gain) on derivative contracts	(2,491)	704	516	(1,787)	(199)
Less:
Contribution to turnaround reserves	(9,923)	(9,884)	(3,889)	(19,807)	(7,737)
Maintenance capital expenditures	(11,121)	(8,228)	(11,725)	(19,349)	(23,045)
Distributable cash flow attributable to noncontrolling interest in OpCo	(78,025)	(72,278)	(75,493)	(150,303)	(147,753)
MLP distributable cash flow	$18,337	$16,855	$16,422	$35,192	$33,977

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2020	2019	2020	2019

	(In thousands of dollars)
Net cash provided by operating activities	$110,961	$112,758	$100,173	$223,719	$213,672
Changes in operating assets and liabilities and other	(17,191)	(32,381)	(20,063)	(49,572)	(55,166)
Net Income	93,770	80,377	80,110	174,147	158,506
Less:
Other income, net	585	123	1,153	708	1,968
Interest expense	(3,950)	(3,431)	(5,125)	(7,381)	(11,025)
Income tax provision	(217)	(206)	(237)	(423)	(437)
Income from operations	97,352	83,891	84,319	181,243	168,000
Add:
Depreciation and amortization	26,031	25,813	26,857	51,844	53,701
Other income, net	585	123	1,153	708	1,968
EBITDA	$123,968	$109,827	$112,329	$233,795	$223,669